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                                                                     Exhibit 5.1


                                 May 21, 1998

National Processing Inc.
One Oxmoor Place
101 Bullitt Lane, Suite 750
Louisville, Kentucky 40222

Re: Shares of Common Stock, without par value, of National Processing Inc. ("NPI Common") to be Registered in connection with the Form S-8 Registration Statement

Gentlemen:

        I am delivering this opinion in connection with the National Processing, Inc. Nonemployee Directors Stock Option Plan.

        I have examined such documents, records and matters of law as I have deemed necessary for purposes of this opinion, and based thereon I am of the opinion that the NPI Common which may be issued will be, when issued, validly issued, fully paid and non-assessable.


We hereby consent to the NPI filing of this opinion as to the Form S-8 Registration Statement by NPI to effect registration of the NPI Common issued in connection with the National Processing, Inc. Nonemployee Directors Stock Option Plan, and to the reference to me under the caption "LEGAL OPINIONS" in the prospectus comprising a part of such Registration Statement.

                                        Very truly yours,

                                        /s/ Carlton E. Langer

                                        Carlton E. Langer
                                        National Processing, Inc.
                                        Secretary